                                                                    EXHIBIT 10a

                              EMPLOYMENT AGREEMENT
                              --------------------


                This EMPLOYMENT AGREEMENT (this "Agreement"), entered into this 29th day of June, 1998, by BRUSH WELLMAN INC., an Ohio corporation (the "Company"), and WILLIAM R. SEELBACH (the "Executive").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Board of Directors of the Company (the "Board") has made the following determinations:

                A. The Executive is a senior executive of the Company and is expected to make major contributions to the growth, profitability, and financial strength of the Company;

                B. The Board wishes to assure the Company's continuity of management;

                C. The Board recognizes that, as is the case with many publicly held companies, the possibility of a Change in Control (as defined in Section
IV) may exist and wishes to ensure that the Company's senior executives are not practically disabled from discharging their duties upon the occurrence of any actual or threatened Change in Control; and

                D. This Agreement shall not alter materially the remuneration and benefits which the Executive could reasonably expect to receive from the Company in the absence of a Change in Control and, accordingly, although effective as of the date hereof, this Agreement shall become operative only upon the occurrence of a Change in Control during the Term (as defined in Section
II).


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                                       2



NOW, THEREFORE, the Company and the Executive agree as follows:

                  I. Employment; Position and Responsibilities
                     -----------------------------------------

                (A) Subject to the terms and conditions of this Agreement, upon the occurrence of a Change in Control during the Term, the Company, if the Executive is then an employee of the Company, shall continue the Executive in its employ (and the Executive shall remain in the employ of the Company) for the Window Period (as defined in Section III), whether or not the Term ends before the end of the Window Period, in the position which he holds at the time of such Change in Control (or such enhanced position to which he may from time to time thereafter be elected by the Board) and with substantially the same duties, responsibilities, and reporting relationships as he has at the time of such Change in Control (or such enhanced duties, responsibilities, and reporting relationships as the Board may from time to time thereafter designate in writing or to which the Company and the Executive may from time to time thereafter agree in writing).

                (B) During the Window Period, the Executive shall, while he is an employee of the Company, devote substantially all of his time during normal business hours to the business and affairs of the Company, but nothing in this Agreement shall preclude the Executive during the Window Period from devoting reasonable periods of time during normal business hours to serving as a director, trustee, or member of any committee of any organization or business so long as such activity would not constitute Competitive Activity (as defined in Section XIII) if conducted by the Executive after any termination of the Executive's employment with the Company pursuant to Section VII(A).

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                                       3




                    II. Effectiveness of this Agreement; Term
                        -------------------------------------

                In determining whether the Window Period commences, this Agreement shall be effective immediately upon execution and shall continue in force for a period of five years (the "Term") from the date of such execution; PROVIDED, HOWEVER, that on the date five years after this Agreement is executed, and on each second anniversary of such date thereafter, the Term shall be automatically extended for two additional years unless either the Company or the Executive has given written notice to the other, as provided in Section X, prior to the date which is two years before the date on which the Term would end if not automatically extended.

                 III. Operation of this Agreement; Window Period
                      ------------------------------------------

                This Agreement shall become operative only upon the occurrence of a Change in Control and then only if such Change in Control occurs prior to the end of the Term while the Executive is an employee of the Company. If the Executive is employed by the Company at the time of any such Change in Control, this Agreement shall remain operative for a period (the "Window Period") of four years after the occurrence of such Change in Control or, if shorter, until the Executive reaches age 65.

                       IV. Definition of Change in Control
                           -------------------------------

                A "Change in Control" of the Company shall have occurred if at any time during the Term any of the following events shall occur:

                 (A) The Board at any time shall fail to include a majority of Directors who are either "Original Directors" or "Approved Directors". An Original Director is a Director who is


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                                       4



serving on February 20, 1989. An Approved Director is a Director who, after such date, is elected, or is nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the previously elected Approved Directors, if any.

                (B) Any person (as the term "person" is defined in Section 1701.01(G) of the Ohio Revised Code) shall have made a "control share acquisition" (as the term "control share acquisition" is defined in Section 1701.01(Z) of the Ohio Revised Code) of shares of the Company without having first complied with Section 1701.831 of the Ohio Revised Code (dealing with control share acquisitions).

                (C) The Board shall at any time during the Term determine in the good faith exercise of its judgment that (1) any particular actual or proposed accumulation of shares of the Company, tender offer for shares of the Company, merger, consolidation, sale of assets, proxy contest, or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within Section IV(A) or IV(B) and (2) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Agreement, if this Agreement shall thereupon become immediately operative.

               V. Compensation While Employed During Window Period
                  ------------------------------------------------

                (A) No compensation shall be payable under this Section V unless and until there shall have been a Change in Control while the Executive is an employee of the Company during the Term (at which time the Window Period shall begin).

                (B) If such a Change in Control so occurs (at which time the Window Period shall begin), the Executive, while an employee of the Company, will be entitled to receive compensation, for the Window Period, in the following forms, rates, and amounts:

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                                       5



                (1) BASE SALARY: salary payments (semi-monthly in arrears) at an annual rate which will be the highest of:

                         (a) the annual rate in effect at the time of the Change
                in Control;

                         (b) the annual rate in effect at any time during the 24
                months prior to the Change in Control; or

                         (c) the annual rate approved by the Board from time to
                time after the Change in Control.

                (2) ANNUAL BONUS: annual bonus amounts (payable on February 10, or, if February 10 is not a business day in any year, then on the business day next preceding such February 10) with respect to the previous calendar year equal to the higher of:

                         (a) the highest annual bonus awarded to the Executive
                in the 36 months prior to the Change in Control; or

                         (b) the highest annual bonus approved by the Board from
                time to time after the Change in Control.

                (3) BENEFIT PLANS - The Executive shall continue, as if there had been no Change in Control, to participate, throughout the Window Period, in all benefit plans, policies, or arrangements of the Company in which the Executive participates immediately prior to the Change in Control, including, without limitation, any incentive, retirement income, savings or thrift, stock option, stock purchase, stock appreciation, stock grant, group insurance (health, life, and others, if any), disability, salary continuation, and other employee benefit plans, policies, or arrangements, or any successor plans, policies, or arrangements that may thereafter be adopted by the Company and provide the Executive at least the same reward


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                                       6



        opportunities that were provided to him immediately prior to the Change in Control as if there had been no Change in Control.

                (4) EXECUTIVE PERQUISITES - The Executive shall continue to receive, throughout the Window Period, all executive perquisites (including, without limitation, a Company automobile, club dues, and secretarial services) provided by the Company immediately prior to the Change in Control and any improvements therein which are thereafter approved by the Board from time to time.

                (5) Nothing in this Agreement shall preclude improvement of the plans, policies, or arrangements contemplated by the foregoing paragraphs (1)-(4) of this Section V(B), but no such improvements shall in any way diminish any other obligation of the Company under this Agreement. If the Company shall change or terminate any such plans, policies, or arrangements during the Window Period, it shall nevertheless continue to provide to the Executive other arrangements which are substantially comparable thereto.

               VI. Termination While Employed During Window Period
                   -----------------------------------------------

                (A) If a Change in Control shall occur while the Executive is an employee of the Company during the Term (and the Window Period therefore commences), the Executive shall be entitled to the compensation provided in
Section VII if his employment with the Company is thereafter terminated during the Window Period unless such termination results from the Executive's

                (1)  death;

                (2) disability (on the terms described in Section VI(B));

                (3) retirement (as defined in Section VI(C));


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                                       7



                (4) termination by the Company for Cause (as defined in Section
                    VI(D); or

                (5) decision to terminate his employment other than for Good
                    Reason (as defined in Section VI(E)).

                (B) If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall qualify for benefits under the long-term disability plan, policy, or arrangement (if any) of the Company in effect at the time when the Change in Control occurs and shall have been absent from his duties with the Company on a full-time basis during the Window Period for a continuous period of one year, then the Company may terminate the Executive's employment for disability without the Executive being entitled to the compensation provided in Section VII.

                (C) "Retirement" means the attainment by the Executive of age 65 or his earlier voluntary retirement in accordance with any applicable retirement plan of the Company. Voluntary retirement for this purpose does not include any retirement decision made by the Executive as a consequence of a termination by the Executive of his employment for Good Reason.

                (D) "Cause" means commission by the Executive of an act which constitutes a felony.

                (E) The Executive may terminate his employment for Good Reason during the Window Period and, if he does so, he shall be entitled to the compensation provided in Section VII. "Good Reason" shall mean any of the following:

                (1) any reduction in the Executive's base salary provided in
        Section V(B)(1) or his annual bonus provided in Section V(B)(2);

                (2) any significant reduction in the Executive's benefits provided in Section V(B)(3) or his perquisites provided in Section V(B)(4);

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                                       8




                (3) any significant reduction in the Executive's title, status, position, responsibilities, duties, or reporting relationships as herein provided;

                (4) any determination made by the Executive in good faith that, as a consequence of the circumstances giving rise to a Change in Control or resulting therefrom, he is unable to carry out the responsibilities, duties, or reporting relationships associated with his title, status, or position as herein provided;

                (5) the Company shall require the Executive to have as his principal location of work any location which is in excess of 50 miles from the Executive's principal residence as of the date immediately prior to the Change in Control; or

                (6) any failure of any successor of or to the Company following a Change in Control to comply with Section IX(A).

                     VII. Compensation Upon Termination During Window Period
                          --------------------------------------------------

                (A) If the Executive's employment by the Company is terminated during the Window Period:

                (1) by the Company other than by reason of death, disability, or Cause, or

                (2) by the Executive for Good Reason, then the Company shall pay to the Executive, within the time specified in Section VII(D), a lump sum in cash equal to the present value (determined as provided in Section VII(B)) of his base salary and annual bonus at the rates provided in Sections V(B)(1) and V(B)(2), respectively, for the remainder of the Window Period.

                (B) In determining present value for purposes of Section VII(A), there shall be applied a discount factor equal to the coupon rate on general full-faith-and-credit obligations of

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                                       9



        the U.S. Treasury having a maturity of five years and issued on the date of such termination (or, if no such obligations are issued on that date, then on such obligations issued on the most recent day prior to that date); PROVIDED, HOWEVER, that if the Executive should die on or after the date of such termination but before full payment is made to him pursuant to Section VII(D), such payment shall be made to such person(s) as the Executive shall have designated in a writing filed with the Secretary of the Company or, if he shall not have filed such a designation, then to his executor or administrator within ten days after appointment of the same.

                (C) To secure, fund, or otherwise assure to the maximum practicable extent the payment to be made by the Company to the Executive pursuant to Sections VII(A) and VII(B), the Company will enter into a trust agreement in substantially the form attached hereto as Exhibit A. Should a Change in Control occur during the Term while the Executive is an employee of the Company, the Company shall, at or prior to the time of such Change in Control, cause there to be on deposit with the trustee under such trust agreement an amount of funds equal to one-twelfth of the sum of the amounts referred to in Section V(B)(1) and
        Section V(B)(2) (disregarding the application of the discount factor provided in Section VII(B)) multiplied by the lesser of 48 or the number of months (rounded to the next higher number) between the date of such Change in Control and the date the Executive reaches age 65. Should the Executive's employment by the Company be terminated (i) for any reason prior to the occurrence of a Change in Control or (ii) by reason by death, disability (on the terms described in Section VI(B)), retirement, by the Company for Cause, or by the Executive's decision to terminate it other than for Good Reason after the occurrence of a Change in Control, the Executive will consent to the revocation of the trust under the trust agreement and the payment to the Company of all the assets then held in such trust.


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                                       10



                (D) The compensation provided for in Sections VII(A) and VII(B) shall be paid not later than the 40th day following the date of any such termination of employment pursuant to Section VII(A).

                (E) The Company shall arrange to provide the Executive, following the date of any termination of employment of the type described in Section VII(A), for the remainder of the Window Period, with continued coverage and participation in the benefit plans, policies, arrangements, and perquisites referred to in Sections V(B)(3) and V(B)(4) as if there had been no such termination of employment (or with such improved coverage and participation, if any, as may be implemented during the Window Period), except that participation will not continue in any stock option, stock purchase, stock appreciation, or stock grant plans and except that no benefits shall accrue for any period after such termination of employment pursuant to any benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or any supplemental retirement benefit plan created for the benefit of the Executive subsequent to the date of this Agreement (the "Supplemental Retirement Benefit Plan") by reason of any provision included in this Agreement. For purposes of applying the immediately preceding sentence with respect to any benefit plan, policy, or arrangement the level of benefits under which depends in whole or in part on years of service, the Executive shall be treated as having continued in the employment of the Company for the remainder of the Window Period. To the extent that the Executive's coverage or participation in any such plan, policy, or arrangement is terminated by reason of the Executive's no longer being an employee of the Company during the Window Period, the Company shall (i) pay from time to time to the Executive cash in amounts equal to what would have been provided pursuant to such plan, policy, or arrangement at any such time had the Executive's coverage or participation not been terminated and as if the Executive's


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                                       11



        employment with the Company continued for the remainder of the Window Period or (ii) arrange, with the Executive's prior written consent, to provide him with coverage and participation in a substantially similar plan, policy, or arrangement. If, under any plan, policy, or arrangement in effect immediately prior to the Change in Control, the Executive would have been eligible for post-retirement health or medical benefits with respect to himself or others if his retirement had occurred on the last day of the Window Period, the Company shall provide him with post-retirement health or medical benefits that are substantially similar to those provided under such plan, policy, or arrangement (or with such improved benefits, if any, as may be implemented during the Window Period). In addition, the Company shall pay to the Executive, within the time specified in Section VII(D), a lump sum (calculated as provided in Section VII(B)) in cash equal to (i) the number of months (rounded to the next higher number) between the date of termination of the Executive's employment with the Company pursuant to Section VII(A) and the last day of the Window Period multiplied by (ii) one-twelfth of the annual benefit (expressed as a single life annuity commencing at age
        65) that the Executive would have accrued under the Brush Wellman Inc. Pension Plan for Salaried Employees (the "Pension Plan") during the calendar year ending prior to the date of such termination of employment if the Pension Plan did not contain the limitations on benefits imposed by the Code, including, without limitation, Sections 415 and 401(a)(17) of the Code (the "Constructive Supplemental Amount"). The Company and the Executive intend that the benefits payable under this Section VII(E) shall not constitute a "supplemental retirement or other similar benefit" for purposes of the Supplemental Retirement Benefit Plan. The obligation of the Company to make any payments under this Section VII(E) constitutes the unsecured promise of the Company to make such payments from its general assets,


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                                       12




        and the Executive shall have no interest in, or lien or prior claim upon, any property of the Company in connection therewith.

                (F) If the compensation and other payments under this Section VII, either alone or together with other receipts of the Executive from the Company, would, after taking into account Section VIII, constitute a "parachute payment" (as defined in Section 280G of the Code), such compensation, other payments, and other receipts shall be reduced to the largest amount as will result in no portion of the such compensation, other payments, or other receipts being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction under this Section VII(F) in such compensation, other payments, and other receipts (including the section of the specific types of such compensation, other payments, or other receipts to be reduced) shall be made by the Executive in good faith (and upon the advice of a nationally recognized expert in compensation matters engaged and paid for by the Executive) after consultation with the Company. The Executive shall deliver such determination to the Company by the 25th day following any termination of the Executive pursuant to Section VII(A). His duty to consult with the Company under this Section VII(F) shall expire on the 30th day following such termination. Such determination shall be conclusive and binding on the Company. The Company shall cooperate in good faith with the Executive in making such determination and in providing the necessary information for this purpose.

                (G) The Company shall have no right of set-off or counterclaim in respect of any of its obligations to the Executive under this Agreement.

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                                       13



                                VIII. Mitigation
                                      ----------

                If the Executive's employment by the Company is terminated during the Window Period pursuant to Section VII(A), the Company shall acknowledge by written notice to the Executive that the Executive offered to continue employment with the Company in accordance with the terms of this Agreement but that such offer was rejected. Thereafter, the Executive shall, for a period of two years (or, if less, for the remainder of the Window Period), use reasonable efforts to mitigate damages by seeking other employment; PROVIDED, HOWEVER, that the Executive shall not be required to accept a position (i) of less importance or of a substantially different character than the position he held immediately prior to the date of such termination, (ii) that would call upon him to engage in any Competitive Activity, or (iii) other than in a location within 50 miles of his principal residence immediately prior to the date of such termination. The Executive shall pay over to the Company 50% of all employment income earned and received by him from other employers pursuant to the foregoing during such two year (or lesser) period (up to the amount received by him from the Company pursuant to Section VII(A)), and any employee benefits received from such other employers during such period shall reduce PRO TANTO the Company's obligation to furnish benefits or perquisites pursuant to Section VII(E).

                      IX. Successors and Binding Agreement
                          --------------------------------


                (A) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company by agreement in form and substance satisfactory to the Executive to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. If, at any time during the Window

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                                       14




Period following a Change in Control, there shall not be in full force and effect an agreement between any such successor and the Executive to the effect contemplated by the preceding sentence, the absence of such agreement shall constitute a material breach of this Agreement by such successor and shall entitle the Executive to terminate his employment for Good Reason. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale, or otherwise (and such successor shall thereafter be deemed the "Company" for the purpose of this Agreement), but shall not otherwise be assignable or delegable by the Company.

                (B) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, assigns, heirs, distributees and legatees.

                (C) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer, or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Section IX(A). Without limiting the generality of the forgoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by his will (or other testamentary instrument) or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section IX(C), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.


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                                       15



                                   X. Notices
                                      -------

                All communications provided for herein or pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered:
        If to the Company to:

                Brush Wellman Inc.
                17876 St. Clair Avenue
                Cleveland, Ohio 44110
                Attention:  Secretary

        If to the Executive to:

                William R. Seelbach
                President of Alloy Products
                Brush Wellman Inc.
                17876 St. Clair Avenue
                Cleveland, Ohio  44110

or to such other address as either party may have furnished to the other in writing in accordance herewith.

                              XI. Employment Rights
                                  -----------------

                Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to a Change in Control; PROVIDED, HOWEVER, that any termination of employment of the Executive following the commencement of any discussions with a third party that ultimately result in a Change in Control shall (unless such termination is wholly unrelated to such discussions) be deemed to be a termination by the Executive for Good Reason after a Change in Control.


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                                       16



                            XII. Withholding of Taxes
                                 --------------------

                The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

                           XIII. Competitive Activity
                                 --------------------

                Following the Executive's termination of employment pursuant to
Section VII(A) and for the duration of the Window Period, if the Company shall have complied and be complying with this Agreement, the Executive shall not engage in any Competitive Activity. The term "Competitive Activity" means the Executive's participation, without the written consent of an officer of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company. Competitive Activity shall not include the mere ownership of securities in any enterprise and exercise of rights appurtenant thereto.

                          XIV. Legal Fees and Expenses
                               -----------------------

                The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of (A) the Company's failure to perform this Agreement or any provision hereof;
(B) the Company, any shareholder of the Company, or any other person contesting the validity or enforceability of this Agreement or any provision hereof; or (C) the Company, any shareholder of the Company, or any other person contesting the performance by the Executive of his obligations under this Agreement. Performance of the Company's obligations under this Section XIV shall be secured by one or more policies of insurance or as the Board may otherwise determine.


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                                       17



                                XV. Supersession
                                    ------------

                If the Executive has heretofore entered into an Employment Agreement dated July 1, 1983 with the Company, this Agreement shall supersede such Employment Agreement, which Employment Agreement is hereby cancelled with neither party thereunder having any liability to the other.

                               XVI. Governing law
                                    -------------

                The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal substantive laws of the State of Ohio, disregarding principle of conflicts of law and the like.

                               XVII. Miscellaneous
                                     -------------

                No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver or, discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement, except as set forth in the letter dated June 3, 1998 from Gordon D. Harnett to the Executive with respect to the terms of his initial employment by the Company; PROVIDED, HOWEVER, that there shall be no duplication of payments made under Article VII of this Agreement with the severance payment provided for in such letter.

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                                       18




                                 XVIII. Validity
                                        --------

                The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                                XIX. Counterparts
                                     ------------

                This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date set forth above.


                                          BRUSH WELLMAN INC.


                                          By:       /s/ Gordon D. Harnett
                                                --------------------------------
                                          Title:    Gordon D. Harnett
                                                    President and CEO


                                          THE EXECUTIVE

                                                   /s/ William R. Seelbach
                                                --------------------------------
                                                   William R. Seelbach